SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange

Act of 1934

Date of Report: September 14, 2005

ACT Teleconferencing, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-27560	84-1132665
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

(303) 233-3500

(Registrant’s telephone number)

1526 Cole Boulevard, Suite 300, Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 14, 2005, we received notice from Nasdaq that it intends to delist our common stock from Nasdaq at the opening of business on September 23, 2005. Nasdaq cited the following as the bases for delisting our common stock:

(1) the failure of our common stock to meet the minimum $1.00 bid price per share, as required under Marketplace Rule 4450(a)(5);

(2) that as of June 30, 2005 we were not in compliance with the minimum $10,000,000 stockholders’ equity requirement for continued listing under Marketplace Rule 4450(a)(3);

(3) that as a result of the five resignations from our Board on August 19, 2005 and the appointment of Clarke Bailey, Carlos Salas, and Peter Salas as directors, we were not in compliance with Marketplace Rules 4350(c)(1) and 4350(d)(2), which require issuers to maintain a majority of independent directors on the board, and an audit committee comprised of three directors, all of whom must meet the standards for independence set forth in SEC Rule 10A-3;

(4) Nasdaq’s determination that the terms of our Series AA Preferred Stock, insofar as they permit voting on an as-converted basis and include anti-dilution provisions, are not in compliance with Marketplace Rule 4351, which prohibits a “disparate” reduction in the voting rights of an issuer’s publicly traded common stock; and

(5) that Dolphin’s right to designate five of the seven members of our Board of Directors also violates Marketplace Rule 4351.

We intend to request a hearing before a Nasdaq Listing Qualifications Panel, as provided by Nasdaq Marketplace Rules, to appeal Nasdaq staff’s determination to delist our common stock. Generally, hearings are conducted within 30 to 45 days of request. There can be no assurance that the Listing Qualifications Panel will grant our request for continued listing.

In the event our common stock is delisted from the Nasdaq National Market, the quarterly increases to the stated value of our Series AA Preferred Stock will increase by 0.50%. If our common stock is listed on the Nasdaq SmallCap Market or the American Stock Exchange following any removal from the Nasdaq National Market, the quarterly increases to stated value will be increased by 0.25%, rather than 0.50%, from and after the date of such alternative listing. See “The Rights Offering – Terms of the Series AA Preferred Stock.”

Item 9.01	Financial Statements and Exhibits

The Exhibit Index following the signature page of this Form 8-K report lists the exhibits that are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT Teleconferencing, Inc.

Date: September 19, 2005	By:	/s/ Gene Warren
Gene Warren
Chief Executive Officer

Exhibit Index

No. 99.1	Press release dated September 19, 2005